UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

In this Current Report on Form 8-K/A, the terms "we", "us", "our" and the “Company” refer to Generation Income Properties, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

This Current Report on Form 8-K/A amends the Company’s Current Report on Form 8-K filed on April 23, 2026 (“Original Form 8-K”), to provide the pro forma financial information required by Item 9.01 (b) of Form 8-K. This amendment reports no other updates or amendments to the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information for the Company is attached as Exhibit 99.1 and incorporated by reference herein (“Unaudited Pro Forma Consolidated Financial Statements”):

•
Unaudited Pro Forma Balance Sheet for the Company as of March 31, 2026
•
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2026
•
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2025

The pro forma financial information is based on the historical financial statements of the Company and gives effect to the sale of the Property as if the sale had occurred on January 1, 2025 for the purposes of the unaudited pro forma condensed consolidated statements of operations, and as of March 31, 2026 for the purposes of the unaudited pro forma condensed consolidated balance sheet.

(c) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: May 22, 2026	By:	/s/ Ron Cook
Ron Cook
VP Finance and Accounting